SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  December 31, 1997
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                      Commission File Number 0-404
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                THE CONNECTICUT LIGHT AND POWER COMPANY
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          (Exact name of registrant as specified in its charter)


               CONNECTICUT                      06-0303850
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


        SELDEN STREET, BERLIN, CONNECTICUT             06037-1616
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     (Address of principal executive offices)          (Zip Code)


                            (860) 665-5000
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         (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
    (Former name or former address, if changed since last report)

5.   Other Events

1.   Connecticut Rate and Nuclear Matters

     Connecticut law requires the Connecticut Department of Public Utility Control (DPUC) to review a utility's rates every four years if there has not been a rate proceeding during such period. The DPUC conducted such a proceeding for The Connecticut Light and Power Company (CL&P), a wholly owned subsidiary of Northeast Utilities (NU), in the second half of 1997. On December 31, 1997 the DPUC issued its final ruling in this matter. The decision did not effect a change in CL&P's rates, but set forth findings and conclusions that could be used to do so in later proceedings. The most significant conclusion was that Millstone 1 should be removed from CL&P's rate base, which could cause an annual revenue reduction of approximately $30.5 million. The decision stated that the DPUC would open an interim rate proceeding immediately to remove Millstone 1 from CL&P's rates and simultaneously to remove an additional $110.5 million of other expenses from rates related to perceived overearnings. The proceeding began on January 5, 1998, and the resulting interim rates are expected to become effective on March 1, 1998.

     CL&P was also directed to file a full rate case on April 1, 1998, to address potential overearnings amounting to an additional $150 million in 1998.

     In addition, the DPUC will schedule hearings for April 1, 1998 and June 1, 1998 to determine the status of Millstone 3 and Millstone 2, respectively. If the units are not operating by those dates, the DPUC will consider their removal from rates. On January 8, 1998, Millstone 3 was declared physically ready for restart, which meant that almost all of the restart-required physical work had been completed in the plant. Over the next few months, the Nuclear Regulatory Commission (NRC) will conduct a series of inspections to determine, among other things, whether the plant has effective leadership and corrective action and employee concerns programs. The Independent Corrective Action Verification Program, an NRC-ordered independent review of the plant's design and licensing bases, is also expected to be completed during this period. A formal vote of the NRC commissioners is required to restart the unit. NU hopes to return Millstone 3 to service late in the first quarter of 1998.

     On January 14, 1998, CL&P filed written testimony with the DPUC in the interim rate proceeding to address the financial implications of interim rate actions proposed in the December 31 decision. In its testimony CL&P urges, in light of its fragile financial situation, that the DPUC reduce the total annual revenue dissallowance under this proceeding from $141 million to about $64 million and consider an accelerated amortization of regulatory assets, rather than a revenue reduction, as the primary means of addressing overearnings.

     Based on CL&P's current 1998 budget assumptions, which are not yet final, including reasonably conservative assumptions concerning the ultimate effect of the DPUC's December 31 decision, CL&P's testimony in the interim rate case indicates that the company could meet its covenant requirements in 1998 under certain of its existing financing agreements, unless there are a series of negative developments not factored into the budget. Were covenant violations to occur, unless CL&P were able to obtain waivers from its lenders or make alternative financing arrangements, CL&P would not be able to meet its funding requirements following the end of the second quarter of 1998. The testimony requests that the DPUC mitigate the effect of the proposed interim rate reduction to the extent necessary to give CL&P the financial flexibility to survive future adverse developments.

     Management has already taken steps to maintain its access to these financial agreements by reducing budgeted 1998 operation and maintenance (O&M) expenses and capital spending. In particular, Northeast Nuclear Energy Company, which operates the Millstone units as agent for CL&P and Western Massachusetts Electric Company (WMECO), another wholly owned subsidiary of NU, has placed Millstone 1 in extended maintenance status. This action is estimated to reduce CL&P's and WMECO's O&M spending by approximately $77.5 million and $15 million, respectively in 1998. In addition, proposed reductions in the capital budget for Millstone 1 are estimated to reduce CL&P's and WMECO's capital spending by $25 million and $6 million, respectively. Accordingly, Millstone 1 is not expected to return to service during 1998. Management will review its options with respect to Millstone 1 in 1998, including restart, and other options.

     If the return to service of Millstone 3 or 2 is delayed substantially beyond the present restart estimates, if some borrowing facilities become unavailable because of difficulties in meeting borrowing conditions or renegotiating extensions, if CL&P and WMECO encounter additional significant costs or if any other significant deviations from management's assumptions occur, CL&P and WMECO could be unable to meet their cash requirements. In any such circumstance, management would take even more stringent actions to reduce costs and cash outflows and attempt to obtain additional sources of funds. The availability of these funds would be dependent upon general market conditions and CL&P's and WMECO's respective credit and financial condition at the time.

     For more information regarding this matter, see NU's current reports on Form 8-K dated October 13, 1997 and November 25, 1997, quarterly report on Form 10-Q for the quarter ending September 30, 1997 and "Item 1.
Business-Rates-Connecticut Retail Rates" in NU's 1996 Form 10-K.

2.   Massachusetts Restructuring Plan

     On November 19, 1997, the Massachusetts Legislature enacted a comprehensive electric utility industry restructuring bill, which was signed into law by the Governor on November 25, 1997. On December 31, 1997, WMECO filed its restructuring plan with the Massachusetts Department of Telecommunications and Energy (DTE), formerly the Department of Public Utilities, consistent with the Massachusetts restructuring legislation. The plan sets out the process by which WMECO will, beginning March 1, 1998, initiate a 10 percent rate reduction for all customer rate classes and allow customers to choose their energy suppliers.

     The costs of transitioning to competition will be mitigated through several steps, including divestiture of WMECO's nonnuclear generation plants at an auction to be held as soon as June 30, 1998, and securitization of approximately $500 million in transition costs by September 30, 1998. NU presently expects to participate, through a competitive affiliate, in the bidding for WMECO's nonnuclear generation resources. Any net proceeds in excess of book value received from the divestiture of these units will be used to mitigate transition costs. As required by the legislation, WMECO will continue to operate and maintain the transmission and local distribution network and deliver electricity to all customers. It is expected that the DTE will issue an interim order on this filing before March 1, 1998.

     For more information regarding restructuring initiatives in Massachusetts, see NU's current report on Form 8-K dated November 25, 1997 and "Item 1. Business-Rates-Massachusetts Retail Rates" in NU's 1996 Form 10-K.



                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          THE CONNECTICUT LIGHT AND POWER COMPANY
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                                        Registrant




Date  January 27, 1998             By   /s/John B. Keane
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                                        John B. Keane
                                        Vice President and Treasurer